Exhibit 23.4

CONSENT OF CRU STRATEGIES LIMITED

CRU STRATEGIES LIMITED

31 MOUNT PLEASANT

LONDON

WC1X 0AD

ENGLAND

1.	CRU Strategies Limited consents to the use by MK Resources Company (formerly known as MK Gold Company) of its name and to the disclosure of its reports and the extracts from, and summary of, its reports in the Registration Statement on Form S-1 and the related prospectus, and any amendments thereto, for the registration of its common stock in the United States (the “Registration Statement”) and in the Canadian final prospectus and any respective amendments thereto relating to the sale of its common stock in Canada (the “Canadian Prospectus”).

2.	We hereby certify that we have read the disclosure in the Registration Statement and the Canadian Prospectus under the heading “Industry” and we have no reason to believe that there are any misrepresentations in the information contained in the Registration Statement and the Canadian Prospectus under such heading derived from our reports or that such disclosure contains any misrepresentation of the information contained in our reports.

3.	This Agreement shall in all respects be subject to and construed in accordance with English Law, and subject to the non-exclusive jurisdiction of the English courts.

Signed for on behalf of CRU Strategies

NAME

ROBERT GELLMAN
Authorised Signatory

DIRECTOR
Title

Date of Signature 8 June 2004